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                                                                  EXHIBIT 10.23

                                                                      EXHIBIT A


                              AMENDED AND RESTATED
                         CHATTEL LEASING PROMISSORY NOTE

                               T.A. LEASING CORP.

$13,331,907.43                                        Dated:  November 29, 1996
                                                   Restated:  February 28, 1997

     For value received, the undersigned hereby promises to pay to BANCBOSTON LEASING INC. ("BancBoston"), or order, at its head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other place as BancBoston may designate, the principal amount of Thirteen Million Three Hundred Thirty One Thousand Nine Hundred Seven and 43/100ths Dollars ($13,331,907.43) with interest thereon, payable in fifty-eight (58) equal installments of principal and interest of $278,040.07 each, payable monthly in arrears beginning on March 1, 1997, with a final payment due and payable on December 1, 2001. Monthly payments shall be applied first to accrued interest and the remaining portion to principal. All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds to the account of BancBoston at said head office. Interest on the unpaid principal amount outstanding hereunder shall be payable at a rate per annum equal to eight and 02/100ths percent (8.02%).

     Interest shall be computed on the basis of a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in lawful money of the United States of America and in immediately available funds, at a rate per annum equal to the interest rate applicable to this Chattel Leasing Promissory Note ("Promissory Note") plus 2%.

     Whenever payment hereunder is to be made on a day other than BancBoston's business day, such payment shall be due and payable on the immediately following business day for BancBoston.

     This Promissory Note has been issued as a replacement and in exchange for (but does not evidence payment or satisfaction of) the Chattel Leasing Promissory Note issued to BancBoston by the undersigned in the original principal amount of $25,818,941.00 (the "Original Note"). This Promissory Note will not become effective and the Original Note will remain in full force and effect unless and until BancBoston receives from the undersigned all payments due on or before the date hereof under the Original Note.

     This Promissory Note is issued pursuant to, and entitled to the benefits of, and is subject to, and the obligations of the undersigned hereunder are secured by, the provisions of a certain Security Agreement dated as of November 29, 1996, by and between the undersigned and BancBoston (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Promissory Note to pay the principal of and interest on this Promissory Note as herein provided.

         In case a default (as defined in Section 8 of the Agreement) in the payment of any amounts under this Promissory Note or any other default under
Section 8 of the Agreement shall occur, the aggregate unpaid principal of and accrued interest on this Promissory Note may

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become or may be declared to be due and payable in the manner and with the effect provided in the Agreement and BancBoston may exercise any rights or pursue any remedies provided for herein, in the Agreement or under applicable law.

     If a proceeding is brought or efforts made to collect this Promissory Note, BancBoston shall be entitled to collect all reasonable costs and expenses of such collection efforts or proceedings, including but not limited to reasonable attorney's fees.

     The undersigned may at its option prepay all or any part of the principal of this Promissory Note before maturity, which payments shall be applied in the inverse order of the maturity of installments of principal hereunder, provided, however, that if any portion of the principal amount of this Promissory Note is prepaid for any reason, whether voluntarily or as a result of acceleration of the indebtedness evidenced hereby or otherwise, the undersigned shall pay to BancBoston simultaneously with each such prepayment a premium with respect to each such prepayment in an amount determined in accordance with the following formula:

     P =  (A divided by B) times C

     P = amount of premium payable with respect to the prepayment in question; A = amount of principal prepaid;
     B = total principal outstanding before giving effect to such prepayment, and
     C = the positive difference, if any, of: (1) the present value of the remaining monthly payments on the Promissory Note as of the date of such prepayment discounted at the U.S. Treasury Note Rate (as published in the Wall Street Journal for such date with a maturity equal to the remaining term of the loan) plus 185 basis points minus
          (2) the present value of the remaining monthly payments as of the date of such prepayment discounted at the interest rate in the Promissory Note.

          All funds advanced hereunder which have been repaid may not be reborrowed.

     The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note. No delay or omission on the part of the holder of this Promissory Note shall operate as a waiver of such right or any other right under this Promissory Note. No waiver shall be effective unless in writing and signed by the holder of this Promissory Note, and any such waiver shall not be construed as a bar to or waiver of any right on any future occasion.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of law provisions thereof.

                               T.A. LEASING CORP.


                               By: /s/ John Goldsmith
                                  --------------------------------

                               Title: President
                                     -----------------------------



Address:  One Beacon Street
          Boston, Massachusetts 02108